Exhibit 1.01

Syneron Medical Ltd.
Conflict Minerals Report
For The Year Ended December 31, 2015

This report for the year ended December 31, 2015 is presented to comply with Rule 13p-1 under the Securities Exchange Act of 1934 (the "Rule"). The Rule was adopted by the Securities and Exchange Commission (the "SEC") to implement reporting and disclosure requirements related to conflict minerals as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. The Rule imposes certain reporting obligations on SEC registrants whose manufactured products contain conflict minerals which are necessary to the functionality or production of their products. Conflict Minerals are defined as cassiterite, columbite-tantalite, gold, wolframite, and their derivatives, which are limited to tin, tantalum, tungsten, and gold ("Conflict Minerals").

Under the Rule, a registrant whose products contain Conflict Minerals necessary to their functionality or production must perform a reasonable country of origin inquiry ("RCOI") in order to determine whether or not those Conflict Minerals originated from the Democratic Republic of the Congo or an adjoining country (the "Covered Countries"), or from recycled and scrap sources.  An issuer with no reason to believe that the Conflict Minerals originated from the Covered Countries is required to complete a Form SD describing the RCOI.

In addition, a registrant with reason to believe that the Conflict Minerals in its supply chain may have originated in the Covered Countries is required to exercise due diligence on the Conflict Minerals’ source and chain of custody that conforms to a nationally or internationally recognized framework (such as the OECD Guidance, defined below), and describe these due diligence measures and the results thereof in a Conflict Minerals Report that is included as an exhibit to the Form SD.

The Conflict Minerals Report presented herein has not been audited by an independent auditor.

In accordance with OECD guidance and the Rule, our Form SD, together with our Conflict Minerals Report describing the due diligence process and the results thereof, is publicly available on our website at http://investors.syneron.com/governance.

The content of any website referred to in this conflict minerals report is included for general information only and is not incorporated by reference into this document.

1.	Company Overview

This report has been prepared by Syneron Medical Ltd. (herein referred to as Syneron, the “Company,”  “we,”  “us,” or “our”) and includes information regarding the Company and all its consolidated subsidiaries as of December 31, 2015.  It does not include information regarding subsidiaries that are not required to be consolidated.

Syneron is a leading global aesthetic device company with a comprehensive product portfolio and a global distribution footprint.  The Company's technology enables physicians to provide advanced solutions for a broad range of medical-aesthetic applications including body contouring, hair removal, wrinkle reduction, tattoo removal, improving the skin's appearance through the treatment of superficial benign vascular and pigmented lesions, reduction in thigh and abdomen circumference and fat removal and the treatment of acne, leg veins and cellulite. The Company has a wide portfolio of trusted, leading products including UltraShape, VelaShape, GentleLase, VBeam Perfecta, PicoWay, Profound and elos Plus.  Founded in 2000, the corporate, R&D, and manufacturing headquarters for Syneron are located in Israel. Syneron also has R&D and manufacturing operations in the U.S.  The company markets, services and supports its products in 86 countries.  It has offices in North America, France, Germany, Italy, Portugal, Spain, UK, Australia, China, Japan, and Hong Kong and distributors worldwide.

2.	Supply Chain

To comply with the Rule, the Company first determined that most of our products contain Conflict Minerals that are necessary to their functionality or production, including each of tin, tantalum, tungsten, and gold. After this determination was made, we examined the supply chain for our products and components thereof, first as part of an RCOI and then in greater depth as part of due diligence efforts.

In general, the supply chain for Conflict Minerals in the aesthetic medical treatment device industry is complex and lacks an established structure to enable product manufacturers such as Syneron to trace the minerals in its finished products back to their source. Our products contain hundreds of components that are purchased from suppliers and assembled into Company products.  As a result, we do not generally make direct purchases of Conflict Minerals, and are many levels removed from the mines, smelters or refiners that produce the metals used in our products.

Further, contracts with our suppliers are frequently in force for long periods of time, and we cannot unilaterally impose new contract terms and requirements.  In order to address the challenge of performing supply chain diligence under these circumstances, we relied on our direct suppliers to provide information on the origin of the Conflict Minerals contained in the products and components supplied to us, including the sources of Conflict Minerals that are supplied to them from their suppliers.  We engaged a third-party service provider that specializes in RCOI data collection to assist us in the RCOI due diligence process.

3.	Reasonable Country of Origin Inquiry (RCOI)

As part of the RCOI, Syneron examined its products to identify the suppliers of all Syneron products or components that are used in Syneron products. For a variety of reasons, including the large number of direct Company suppliers, we did not believe that it was practicable to conduct a survey of all our direct suppliers.  Therefore we concluded that it was reasonable to adopt a risk-based approach that surveyed suppliers which represented the majority of our product and component-related expenditures in 2015.

To determine which direct suppliers to target, we first compiled a list of all of the Company’s suppliers (including those from the Company's principal subsidiaries). Next we removed from this list those suppliers that were neither product-related nor component-related, or were otherwise exempted by the Rule (for example, suppliers that provide product packaging were removed from the list). We then ranked the remaining suppliers in terms of our 2015 expenditures, and selected the largest 72 suppliers representing approximately  91% of those expenditures.

Our RCOI process was reasonably designed to trace the origins of Conflict Minerals in our products, and to attempt to determine whether these minerals came from the Covered Countries. The key steps of the RCOI were as follows: to identify and engage relevant suppliers; to collect general corporate data on those suppliers, as well as information on their supply sourcing and quality assurance processes; and to conduct an assessment to determine whether further due diligence was required. There is significant overlap between our RCOI and our due diligence measures performed.

Identifying and Engaging Relevant Suppliers

Contact information, such as names, telephone numbers and email addresses, for relevant individuals at Syneron’s direct suppliers was assembled to ensure that we engaged with the optimal individual(s) within each supplier organization and to establish effective lines of communication.

Once appropriate points of contact within direct suppliers were identified, Syneron provided each such supplier with background information regarding the SEC's Conflict Minerals regulations, and requested that each supplier complete the Conflict Minerals Reporting Template ("CMRT”) (Version 4.01), which is published by the Conflict-Free Sourcing Initiative (“CFSI”). In notification letters to suppliers, Syneron provided instructions on completing the CMRT and emphasized the importance of receiving timely and accurate information.  Internally, Syneron defined an escalation process for non-re-sponsive suppliers, which included sending several follow-up email requests, followed by phone call reminders.

Requested Information

The CMRT used to survey our suppliers was developed to facilitate disclosure and communication of information regarding smelters and refiners that provide minerals as part of a company’s supply chain. We believe that using the CMRT is currently the best way to gather information on the country of origin of the Conflict Minerals use in our products.  The CMRT includes questions regarding whether the components from the supplier include Conflict Minerals necessary to the functionality or production of the product, whether the Conflict Minerals originate in Covered Countries, the identity and locations of the smelters and refiners who supplied the Conflict Minerals, as well as the supplier's Conflict Minerals policy and due diligence efforts.  Written instructions and examples on the use of the tool are available at www.conflictfreesourcing.org/conflict-minerals-reporting-template/training/.  The CMRT is used by many companies in their due diligence efforts related to Conflict Minerals.

Data Collection, Management and Quality Assurance

As part of the RCOI process, Syneron collected data from suppliers as provided in response to the CMRT.  For non-responsive suppliers, an escalation process was structured in order to obtain the required information where possible, sometimes requiring multiple telephone and/or email contacts to further the data collection process.

Assessment Regarding Further Due Diligence

Completed CMRTs were reviewed for reasonableness and for missing or incomplete data. Verifying responses and obtaining additional information frequently required several rounds of follow-up with the supplier and revisions by such suppliers to their responses provided in the CMRT.  Reporting tools were used to track the answers provided by suppliers to determine which items were finalized and which remained to be addressed.  In addition, we engaged a third-party service provider that specializes in RCOI data collection to assist us in the RCOI due diligence process.

The results of the RCOI were inconclusive, and we were unable with reasonable assurance to determine the origin of the Conflict Minerals in our products. As a result, we could not exclude the possibility that some of these Conflict Minerals may have originated in the Covered Countries.  For this reason, we determined to exercise due diligence on the source and chain of custody of the Conflict Minerals in our products, with our due diligence conforming to a nationally or internationally recognized framework (such as the OECD Guidance), and to submit to the SEC a Conflict Minerals Report describing these due diligence efforts as an exhibit to Form SD for calendar year 2015.

4.	Due Diligence

(A) Design of Due Diligence

Our due diligence measures have been designed to conform, in all material respects, with the framework provided in the Organisation for Economic Co-operation and Development ("OECD") Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas ("OECD Guidance") and related OECD supplements for gold, tin, tantalum and tungsten.

(B) Due Diligence Measures Undertaken

Management System

Syneron has established a management system for addressing the issue of Conflict Minerals in our products.  That management system includes a Conflict Minerals Policy, which is posted on our website at www.investors.syneron.com/governance. Our policy (i) commits the Company to working with its suppliers to increase transparency regarding the origin of Conflict Minerals contained in the products they supply to Syneron, (ii) requests that Company suppliers undertake reasonable steps with their supply chains to determine the origin of any Conflict Minerals contained in Syneron’s products, and (iii) encourages suppliers to support industry efforts to enhance traceability and responsible practices in Conflict Minerals supply chains, including those recommended in the OECD framework. In addition, the policy makes clear that Syneron expects its suppliers to evaluate the source of any conflict minerals contained in components they provide to Syneron.

In addition to the Company's Conflict Minerals Policy and related goals, our management system includes the establishment of a team of Company employees consisting of senior operations, engineering, and legal personnel.  The team is responsible for implementing our overall Conflict Minerals compliance strategy, including oversight of RCOI and due diligence efforts.  Senior management (including the Company's Audit Committee) is briefed about the team's effort, including results of our due diligence, on a regular basis, and relevant documentation of such efforts is retained by the Company.  Suppliers, employees or others may contact the Company regarding the Conflict Minerals Policy by using contact information provided in such policy.

Identify and assess risk in the supply chain

Because of our size, the complexity of our products, and the depth, breadth, and constant evolution of our supply chain, it is difficult to identify actors upstream from our direct suppliers. As a result, we chose to focus our efforts on surveying our direct suppliers, who were asked to survey their own suppliers (i.e., our upstream suppliers) in order to receive similar information.

As part of our risk-based approach, we segmented those of our suppliers that constitute approximately the top 91% of our supplier expenses into three levels of risk, based on our dependence on the supplier and based on supplier characteristics, including the reputation and stability of the supplier, whether the supplier is an SEC filer, and the supplier’s quality control systems.  We assessed two primary risks in our supply chain relating to our suppliers: (i) not receiving timely and accurate information from a supplier with respect to its sourcing of Conflict Minerals; and (ii) difficulty in replacing a supplier, should we determine that such supplier obtained or appears to have obtained Conflict Minerals from sources that contribute to armed conflict in the Covered Countries.

Strategy to Respond to Supplier Risks

As described in our Conflict Minerals Policy, Syneron expects its suppliers to evaluate the source of any Conflict Minerals contained in products or components they provide to us and to provide us with the results of that evaluation.  Numerous efforts are made to obtain this information from our suppliers, including follow-up mails and telephone calls when responses are not received from our suppliers or when supplier responses are identified as incomplete, inconsistent or inaccurate.  In addition, we compared smelters and refiners identified in our supply chain against lists of facilities that have received a third-party “conflict free” designation in order to track those that have not received such a designation. Finally, our senior management is updated on the findings of our supply chain risk assessment.

Carry Out Independent Third Party Audit of Supply Chain Due Diligence at Identified Point in the Supply Chain

The CMRT provided to our suppliers requests information on the smelters and refiners used to provide the tantalum, tin, tungsten, and gold in our products. We do not typically have a direct relationship with smelters and refiners of such minerals and are unable to perform or direct audits of these entities within our supply chain.  Instead, we compared information regarding refiners and smelters provided by our suppliers in their CMRT with lists of refiners and smelters certified by the CFSI as "conflict free”.

Report Annually on Supply Chain Due Diligence

This Conflict Minerals Report, which constitutes our annual report on our Conflict Minerals due diligence, is available on our website at www.investors.syneron.com/governance and is filed with the SEC.

5.	Results of Assessment

We believe that following OECD guidelines for our due diligence and using the CMRT to gather information from our suppliers is the best way to gather information on mine and country of origin information regarding the Conflict Minerals used in our products.

By the end of our due diligence efforts, we received CMRT responses from 65 out of 72 suppliers surveyed (representing approximately 90% of the suppliers surveyed).  We reviewed the responses for completion and consistency, and worked directly with the suppliers who responded, as necessary, to provide revised responses with corrected information.  Approximately 75% of suppliers surveyed reported that they do not source Conflict Minerals from the Covered Countries, approximately 12% reported that they do source Conflict Minerals from the Covered Countries, and approximately 12% reported that they do not know whether the Conflict Minerals were sourced from the Covered Countries.  Respondents identified 344 entities listed as smelters or refiners, a list of which is attached hereto as Annex I.  Of these, 254 (representing approximately 74% of the total) were identified as "conflict-free" or are in the process of undergoing an audit by CFSI, as follows:

2015
Verified Conflict Free	221 (64%)
Participating in an audit process	33 (10%)
Not Participating	90 (26%)
Total	344 (100%)

A breakdown by Conflict Minerals of those smelters and refiners verified as conflict free or undergoing an audit is as follows:

Tin	69 of 104 (66%)
Tantalum	45 of 48 (94%)
Tungsten	39 of 50 (78%)
Gold	101 of 142 (71%)
Total	254 of 344 (74%)

In addition, a portion of our suppliers provided us with information regarding the countries of origin of the Conflict Minerals, a list of which is attached hereto as Annex II.  However, other suppliers indicated that they do not source from Covered Countries, but were unable to identify specific smelters or refiners, or country of origin information.  On account of this incomplete information, Syneron is unable at this time to determine and describe in this report a complete list of either the facilities used to process the Conflict Minerals used in its products or the countries of origin of such Conflict Minerals.

Information gathered from our suppliers is not done on a continuous, real-time basis, but rather done as part of an annual survey.  For this reason, and because we gathered information from others (i.e., direct suppliers and independent third party audit programs that examine smelters and refiners), the Company can only provide reasonable, not absolute, assurance regarding the source and chain of custody of the Conflict Minerals.

6.       Continuous Improvement Efforts to Mitigate Risk

We will consider taking the following steps to improve the due diligence that we conduct to further mitigate any risk that the Conflict Minerals in our products could benefit armed groups in the Covered Countries:

a.	Periodically engage with suppliers to attempt to increase the response rate to our inquiries and to improve the content of the supplier responses, including responses that were identified as incomplete, inconsistent or inaccurate.

b.	Continue to conduct and report annually on supply chain due diligence for the applicable Conflict Minerals.

c.	Request any supplier found to be supplying us with Conflict Minerals from sources that support armed conflict in Covered Countries to establish an alternative source of Conflict Minerals that does not support such conflict.

d.	Compare smelters/refiners identified by the supply chain survey against the list of facilities that have received a “conflict free” designation.

e.	Report to senior management on the findings of our supply chain risk assessment.

Caution Concerning Forward-Looking Statements

Any statements contained in this report regarding future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Further, any statements that are not statements of historical fact (including statements containing the words "believes," "anticipates," "plans," "expects," "may," "will," "would," "intends," "estimates" and similar expressions) should also be considered to be forward-looking statements. The forward-looking statements included herein are based on current expectations and beliefs that involve a number of known and unknown risks and uncertainties. Examples of forward-looking statements in this document include statements relating to our future plans. Forward-looking statements are based on our current expectations and assumptions, which may not prove to be accurate. These statements are not guarantees and are subject to risks, uncertainties and changes in circumstances that are difficult to predict. There are a number of factors that could cause events to differ materially from those indicated by the forward-looking statements in this document, including the risks associated with our suppliers not cooperating fully or at all with our efforts.  Actual outcomes and results may differ materially from these forward-looking statements. As a result, these statements speak only as of the date they are made and we undertake no obligation to update or revise any forward-looking statement, except as required by federal securities laws.

ANNEX I

Smelters or refiners as identified by responding suppliers

Metal	Smelter Name	Smelter Country
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA
Gold	WIELAND Edelmetalle GmbH	GERMANY
Gold	SAXONIA Edelmetalle GmbH	GERMANY
Gold	Korea Zinc Co. Ltd.	KOREA, REPUBLIC OF
Gold	T.C.A S.p.A	ITALY
Gold	Sudan Gold Refinery	SUDAN
Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES
Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES
Gold	Singway Technology Co., Ltd.	TAIWAN
Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE
Gold	KGHM Polska Miedź Spółka Akcyjna	POLAND
Gold	Republic Metals Corporation	UNITED STATES
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA
Gold	Geib Refining Corporation	UNITED STATES
Gold	Faggi Enrico S.p.A.	ITALY
Gold	Umicore Precious Metals Thailand	THAILAND
Gold	Guangdong Jinding Gold Limited	CHINA
Gold	Morris and Watson	NEW ZEALAND
Gold	Zijin Mining Group Co., Ltd. Gold Refinery	CHINA
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
Gold	Yokohama Metal Co., Ltd.	JAPAN
Gold	YAMAMOTO PRECIOUS METAL CO., LTD.	JAPAN
Gold	Western Australian Mint trading as The Perth Mint	AUSTRALIA
Gold	Valcambi SA	SWITZERLAND
Gold	United Precious Metal Refining, Inc.	UNITED STATES
Gold	Umicore SA Business Unit Precious Metals Refining	BELGIUM
Gold	Umicore Brasil Ltda.	BRAZIL
Gold	Torecom	KOREA, REPUBLIC OF
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA
Gold	Tokuriki Honten Co., Ltd.	JAPAN
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN
Gold	Solar Applied Materials Technology Corp.	TAIWAN

Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION
Gold	So Accurate Group, Inc.	UNITED STATES
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA
Gold	SEMPSA Joyería Platería SA	SPAIN
Gold	Schone Edelmetaal B.V.	NETHERLANDS
Gold	SAMWON METALS Corp.	KOREA, REPUBLIC OF
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF
Gold	Sabin Metal Corp.	UNITED STATES
Gold	Royal Canadian Mint	CANADA
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA
Gold	PX Précinox SA	SWITZERLAND
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA
Gold	PAMP SA	SWITZERLAND
Gold	OJSC Kolyma Refinery	RUSSIAN FEDERATION
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN
Gold	Elemetal Refining, LLC	UNITED STATES
Gold	Nihon Material Co., Ltd.	JAPAN
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	TURKEY
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Gold	Mitsubishi Materials Corporation	JAPAN
Gold	METALÚRGICA MET-MEX PEÑOLES, S.A. DE C.V	MEXICO
Gold	Metalor USA Refining Corporation	UNITED STATES
Gold	Metalor Technologies SA	SWITZERLAND
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA
Gold	Matsuda Sangyo Co., Ltd.	JAPAN
Gold	Materion	UNITED STATES
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA
Gold	Lingbao Gold Company Limited	CHINA
Gold	L' azurde Company For Jewelry	SAUDI ARABIA

Gold	Kyrgyzaltyn JSC	KYRGYZSTAN
Gold	Korea Metal Co., Ltd.	KOREA, REPUBLIC OF
Gold	Kojima Chemicals Co., Ltd.	JAPAN
Gold	Kennecott Utah Copper LLC	UNITED STATES
Gold	Kazzinc	KAZAKHSTAN
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN
Gold	JSC Uralelectromed	RUSSIAN FEDERATION
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION
Gold	Asahi Refining Canada Limited	CANADA
Gold	Asahi Refining USA Inc.	UNITED STATES
Gold	Jiangxi Copper Company Limited	CHINA
Gold	Japan Mint	JAPAN
Gold	Istanbul Gold Refinery	TURKEY
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	CHINA
Gold	Hwasung CJ Co., Ltd.	KOREA, REPUBLIC OF
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY
Gold	Heraeus Ltd. Hong Kong	CHINA
Gold	Heimerle + Meule GmbH	GERMANY
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA
Gold	Gansu Seemine Material Hi-Tech Co., Ltd.	CHINA
Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION
Gold	Eco-System Recycling Co., Ltd.	JAPAN
Gold	Dowa	JAPAN
Gold	DODUCO GmbH	GERMANY
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA
Gold	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF
Gold	Chugai Mining	JAPAN
Gold	Chimet S.p.A.	ITALY
Gold	Yunnan Copper Industry Co., Ltd.	CHINA
Gold	Cendres + Métaux SA	SWITZERLAND
Gold	CCR Refinery - Glencore Canada Corporation	CANADA
Gold	Caridad	MEXICO
Gold	C. Hafner GmbH + Co. KG	GERMANY
Gold	Boliden AB	SWEDEN
Gold	Bauer Walser AG	GERMANY

Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
Gold	Aurubis AG	GERMANY
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY
Gold	Asaka Riken Co., Ltd.	JAPAN
Gold	Asahi Pretec Corporation	JAPAN
Gold	Argor-Heraeus SA	SWITZERLAND
Gold	AngloGold Ashanti Córrego do Sítio Mineração	BRAZIL
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY
Gold	Aktyubinsk Copper Company TOO	KAZAKHSTAN
Gold	Aida Chemical Industries Co., Ltd.	JAPAN
Gold	Advanced Chemical Company	UNITED STATES
Gold	Acade Noble Metal (Zhao Yuan) Corporation	CHINA
Gold	China National Gold Group Corporation	CHINA
Gold	Codelco	CHILE
Gold	Colt Refining	UNITED STATES
Gold	DaeryongENC	KOREA, REPUBLIC OF
Gold	Heraeus Ltd. Hong Kong	HONG KONG
Gold	Metalor Technologies (Hong Kong) Ltd	HONG KONG
Gold	Shandong zhongkuang group co., LTD	CHINA
Gold	Shenzhen Zhonghenglong Real Industry Co.,Ltd.	CHINA
Gold	Sino-platinum Metals CO.,Ltd	CHINA
Gold	Super Dragon Technology Co., Ltd.	TAIWAN
Gold	THE HUTTI GOLD MINES CO.LTD	INDIA
Gold	Zhongshan Public Security Bureau, Guangdong Province ,China	CHINA
Gold	ZHUZHOU SMELTER GROUP CO., LTD	CHINA
Tantalum	Resind Indústria e Comércio Ltda.	BRAZIL
Tantalum	Tranzact, Inc.	UNITED STATES
Tantalum	KEMET Blue Powder	UNITED STATES
Tantalum	Global Advanced Metals Aizu	JAPAN
Tantalum	Global Advanced Metals Boyertown	UNITED STATES
Tantalum	Plansee SE Reutte	AUSTRIA
Tantalum	H.C. Starck Smelting GmbH & Co.KG	GERMANY
Tantalum	H.C. Starck Ltd.	JAPAN
Tantalum	H.C. Starck Inc.	UNITED STATES
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY
Tantalum	H.C. Starck GmbH Laufenburg	GERMANY
Tantalum	H.C. Starck GmbH Goslar	GERMANY
Tantalum	H.C. Starck Co., Ltd.	THAILAND
Tantalum	Plansee SE Liezen	AUSTRIA

Tantalum	KEMET Blue Metals	MEXICO
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	FIR Metals & Resource Ltd.	CHINA
Tantalum	D Block Metals, LLC	UNITED STATES
Tantalum	Guizhou Zhenhua Xinyun Technology Ltd., Kaili branch	CHINA
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	CHINA
Tantalum	Zhuzhou Cemented Carbide	CHINA
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN
Tantalum	Telex Metals	UNITED STATES
Tantalum	Taki Chemicals	JAPAN
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION
Tantalum	RFH Tantalum Smeltry Co., Ltd.	CHINA
Tantalum	QuantumClean	UNITED STATES
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
Tantalum	Molycorp Silmet A.S.	ESTONIA
Tantalum	Mitsui Mining & Smelting	JAPAN
Tantalum	Mineração Taboca S.A.	BRAZIL
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA
Tantalum	LSM Brasil S.A.	BRAZIL
Tantalum	King-Tan Tantalum Industry Ltd.	CHINA
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA
Tantalum	Hi-Temp Specialty Metals, Inc.	UNITED STATES
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA
Tantalum	F&X Electro-Materials Ltd.	CHINA
Tantalum	Exotech Inc.	UNITED STATES
Tantalum	Duoluoshan	CHINA
Tantalum	Conghua Tantalum and Niobium Smeltry	CHINA
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA
Tantalum	Shanghai Jiangxi Metals Co. Ltd	CHINA
Tantalum	Tantalite Resources	SOUTH AFRICA
Tin	PT Bangka Prima Tin	INDONESIA
Tin	Elmet S.L.U. (Metallo Group)	SPAIN
Tin	Metallo-Chimique N.V.	BELGIUM
Tin	Resind Indústria e Comércio Ltda.	BRAZIL
Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM
Tin	PT Cipta Persada Mulia	INDONESIA
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM

Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM
Tin	CV Ayi Jaya	INDONESIA
Tin	PT Inti Stania Prima	INDONESIA
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES
Tin	Phoenix Metal Ltd.	RWANDA
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA
Tin	Melt Metais e Ligas S/A	BRAZIL
Tin	PT Wahana Perkit Jaya	INDONESIA
Tin	PT Tirus Putra Mandiri	INDONESIA
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL
Tin	CV Venus Inti Perkasa	INDONESIA
Tin	Yunnan Tin Group (Holding) Company Limited	CHINA
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA
Tin	White Solder Metalurgia e Mineração Ltda.	BRAZIL
Tin	VQB Mineral and Trading Group JSC	VIET NAM
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA
Tin	Thaisarco	THAILAND
Tin	Soft Metais Ltda.	BRAZIL
Tin	Rui Da Hung	TAIWAN
Tin	PT Tommy Utama	INDONESIA
Tin	PT Tinindo Inter Nusa	INDONESIA
Tin	PT Pelat Timah Nusantara Tbk	INDONESIA
Tin	PT Timah (Persero) Tbk Mentok	INDONESIA
Tin	PT Timah (Persero) Tbk Kundur	INDONESIA
Tin	PT Sumber Jaya Indah	INDONESIA
Tin	PT Stanindo Inti Perkasa	INDONESIA
Tin	PT Seirama Tin investment	INDONESIA
Tin	PT Sariwiguna Binasentosa	INDONESIA
Tin	PT REFINED BANGKA TIN	INDONESIA
Tin	PT Prima Timah Utama	INDONESIA
Tin	PT Panca Mega Persada	INDONESIA
Tin	PT Mitra Stania Prima	INDONESIA
Tin	PT Karimun Mining	INDONESIA
Tin	PT Fang Di MulTindo	INDONESIA
Tin	PT Eunindo Usaha Mandiri	INDONESIA
Tin	PT DS Jaya Abadi	INDONESIA
Tin	PT Bukit Timah	INDONESIA
Tin	PT BilliTin Makmur Lestari	INDONESIA
Tin	PT Belitung Industri Sejahtera	INDONESIA
Tin	PT Bangka Tin Industry	INDONESIA

Tin	PT Bangka Timah Utama Sejahtera	INDONESIA
Tin	PT Bangka Kudai Tin	INDONESIA
Tin	PT Babel Inti Perkasa	INDONESIA
Tin	PT Artha Cipta Langgeng	INDONESIA
Tin	PT Alam Lestari Kencana	INDONESIA
Tin	Operaciones Metalurgical S.A.	BOLIVIA
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND
Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	CHINA
Tin	Mitsubishi Materials Corporation	JAPAN
Tin	Minsur	PERU
Tin	Mineração Taboca S.A.	BRAZIL
Tin	Metallic Resources, Inc.	UNITED STATES
Tin	Metahub Industries Sdn. Bhd.	MALAYSIA
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA
Tin	China Tin Group Co., Ltd.	CHINA
Tin	Linwu Xianggui Ore Smelting Co., Ltd.	CHINA
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA
Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA
Tin	Fenix Metals	POLAND
Tin	Feinhütte Halsbrücke GmbH	GERMANY
Tin	Estanho de Rondônia S.A.	BRAZIL
Tin	EM Vinto	BOLIVIA
Tin	Dowa	JAPAN
Tin	CV United Smelting	INDONESIA
Tin	CV Serumpun Sebalai	INDONESIA
Tin	PT Aries Kencana Sejahtera	INDONESIA
Tin	PT Justindo	INDONESIA
Tin	CV Gita Pesona	INDONESIA
Tin	Cooperativa Metalurgica de Rondônia Ltda.	BRAZIL
Tin	Alpha	UNITED STATES
Tin	CNMC (Guangxi) PGMA Co., Ltd.	CHINA
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA
Tin	Chenzhou Yunxiang Mining and Metallurgy Company Limited	CHINA
Tin	Bangka Tin, Mentok, PT Timah	INDONESIA
Tin	Brautmeier GmbH	GERMANY
Tin	Cooperativa Metalurgica de Rond™nia Ltda.	BRAZIL
Tin	CV Makmur Jaya	INDONESIA
Tin	Gold Bell Group	CHINA
Tin	GuangDong Jiatian Stannum Products Co., Ltd	CHINA

Tin	Heraeus Group	GERMANY
Tin	Hunan Xianghualing Tin Co. ltd	CHINA
Tin	Minmetals Ganzhou Tin Co. Ltd	CHINA
Tin	Novosibirsk Processing Plant Ltd.	RUSSIAN FEDERATION
Tin	PT Babel Surya Alam Lestari	INDONESIA
Tin	PT Bangka Putra Karya	INDONESIA
Tin	PT Donna Kembara Jaya	INDONESIA
Tin	PT HANJAYA PERKASA METALS	INDONESIA
Tin	PT HP Metals Indonesia	INDONESIA
Tin	PT Koba Tin	INDONESIA
Tin	PT Rajwa International	INDONESIA
Tin	PT Singkep Times Utama	INDONESIA
Tin	PT Supra Sukses Trinusa	INDONESIA
Tin	PT Yinchendo Mining Industry	INDONESIA
Tin	Super Ligas	BRAZIL
Tin	Wilhelm Westmetall	GERMANY
Tin	YunNan GeJiu Jin Ye Mineral Co.,Ltd	CHINA
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION
Tungsten	Niagara Refining LLC	UNITED STATES
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Yanglin	CHINA
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM
Tungsten	H.C. Starck Smelting GmbH & Co.KG	GERMANY
Tungsten	H.C. Starck GmbH	GERMANY
Tungsten	Sanher Tungsten Vietnam Co., Ltd.	VIET NAM
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CHINA
Tungsten	Pobedit, JSC	RUSSIAN FEDERATION
Tungsten	Ganxian Shirui New Material Co., Ltd.	CHINA
Tungsten	Dayu Jincheng Tungsten Industry Co., Ltd.	CHINA
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA

Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA
Tungsten	Wolfram Bergbau und Hütten AG	AUSTRIA
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIET NAM
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM
Tungsten	Kennametal Fallon	UNITED STATES
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA
Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	CHINA
Tungsten	Japan New Metals Co., Ltd.	JAPAN
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	CHINA
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA
Tungsten	Kennametal Huntsville	UNITED STATES
Tungsten	A.L.M.T. TUNGSTEN Corp.	JAPAN
Tungsten	Air Products	UNITED STATES
Tungsten	Ganzhou Haichuang W Co., Ltd	CHINA
Tungsten	Hitachi Metals, Ltd.	JAPAN
Tungsten	Hi-Temp Specialty Metals, Inc.	UNITED STATES
Tungsten	Jiangxi Richsea New Materials Co., Ltd.	CHINA
Tungsten	Luoyang Mudu Tungsten & Molybdenum Technology Co., Ltd.	CHINA
Tungsten	Xiamen Golden Egret Special Alloy Co. Ltd.	CHINA

ANNEX II

 Countries of origin of Conflict Minerals as identified by responding suppliers

Australia

Austria

Belgium

Bolivia

Brazil

Canada

Chile

China

Estonia

Germany

Hong Kong

India

Indonesia

Italy

Japan

Kazakhstan

Korea, Republic of

Kyrgyzstan

Malaysia

Mexico

Netherlands

Peru

Philippines

Poland

Portugal

Russia

Rwanda

Saudi Arabia

Singapore

South Africa

Spain

Sweden

Switzerland

Taiwan

Thailand

Turkey

United States

Uzbekistan

Vietnam

Zimbabwe